                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
[_] Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         WEST TELESERVICES CORPORATION
                  ------------------------------------------
               (Name of Registrant as Specified in its Charter)

                  ------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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      pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid
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

                              [LOGO APPEARS HERE]

                         WEST TELESERVICES CORPORATION
                               9910 MAPLE STREET
                             OMAHA, NEBRASKA 68134

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 14, 1997

To the Stockholders of
 WEST TELESERVICES CORPORATION.

  You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of West TeleServices Corporation, a Delaware corporation (the "Company"), which will be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska on May 14, 1997 at 9:00 a.m., Central Daylight Time, for the following purposes:

    1. To elect two directors to serve for three-year terms until the 2000 annual meeting of stockholders;

    2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1997;

    3. To ratify and approve the Company's 1997 Employees Stock Purchase
  Plan; and

    4. To consider and transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof

  The Board of Directors has fixed the close of business on April 14, 1997 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          Mary E. West
                                          Vice Chair and Secretary

Dated: April 17, 1997

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED. THESE PROXY MATERIALS ARE FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE BOARD OF DIRECTORS OF THE COMPANY OF PROXIES TO BE USED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                         WEST TELESERVICES CORPORATION
                               9910 MAPLE STREET
                             OMAHA, NEBRASKA 68134

                               ----------------

                                PROXY STATEMENT

                               ----------------

  You are cordially invited to attend the Annual Meeting of Stockholders on May 14, 1997, to be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska at 9:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof. The Company's Annual Report to Stockholders, this Proxy Statement and accompanying proxy are first being mailed to stockholders on approximately April 17, 1997.

PROXY INFORMATION

  Your vote is important. Because many stockholders cannot personally attend the Annual Meeting, it is necessary that a large number be represented by proxy. Stockholders may sign, date and mail their proxies in the postage-paid envelope provided. Proxies may be revoked at any time before they are exercised by written notice to the Secretary, by timely notice of a properly executed later dated proxy or by voting in person at the Annual Meeting.

  All shares of Common Stock, par value $.01 per share, of the Company ("Common Shares") entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the Common Shares represented by that proxy will be voted at the discretion of the person or persons holding such proxy.

  If any other matters are properly presented at the Annual Meeting for consideration, including, among others things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters to the same extent as the person signing the proxy would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

STOCKHOLDERS ENTITLED TO VOTE

  Holders of record of the Common Shares at the close of business on April 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On March 17, 1997, there were 63,330,000 Common Shares outstanding. Each Common Share is entitled to one vote on each matter brought before the Annual Meeting. At March 17, 1997, there were also 10,000,000 shares of authorized preferred stock, none of which have been issued.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND
DIRECTORS

  The following table sets forth information concerning the beneficial ownership of the Common Shares as of March 17, 1997, for (a) each person known to the Company to be a beneficial owner of more than five percent of the Common Shares; (b) each director and each of the nominees for director; (c) each executive officer designated in the section of this Proxy Statement captioned "Executive Compensation"; and (d) all directors and executive officers as a group. Except as otherwise noted, each person named below had sole voting and investment power with respect to such securities.

                                                         AMOUNT
                                                      BENEFICIALLY  PERCENT OF
                 NAME AND ADDRESS(1)                    OWNED(2)   COMMON SHARES
                 -------------------                  ------------ -------------
Gary L. West(3)......................................  45,451,263      71.8%
Mary E. West(3)......................................  45,451,263      71.8%
Troy L. Eaden(4).....................................   8,516,250      13.4%
Thomas B. Barker.....................................      16,500         *
William E. Fisher....................................         500         *
Greg T. Sloma........................................           0         *
Nancee R. Berger.....................................      12,500         *
Michael M. Sturgeon..................................       1,175         *
Lee O. Waters........................................       1,000         *
All directors and executive officers as a
 group (14 persons)(1)...............................  55,016,308      86.9%

--------
* Less than 1%
(1) The address of each executive officer and director of the Company is c/o West TeleServices Corporation, 9910 Maple Street, Omaha, Nebraska 68134.
(2) Under the rules of the Securities and Exchange Commission (the "SEC"), shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares whether or not such person has any pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.
(3) Common Shares held by the Wests are held in joint tenancy with right of survivorship. Voting power of these shares is shared between them.
(4) Includes 1,516,250 Common Shares held by the Eaden Family Limited Partnership, of which Mr. Eaden is a general partner.

                             ELECTION OF DIRECTORS

  The Board of Directors presently consists of six directors divided into three classes, each class serving for a period of three years. Two Directors will be elected at the Annual Meeting to serve for a term expiring at the Company's annual meeting of stockholders to be held in the year 2000.

  The persons named in the enclosed proxy intend to vote such proxy for the election of each of the two nominees named below, unless the stockholder indicates on the proxy card that the vote should be withheld from any or all of such nominees. Each nominee elected as a Director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement. Should any one or more of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

  The Board of Directors has proposed the following nominees for election as Directors at the Annual Meeting.

  NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2000:

                               THOMAS B. BARKER
                               WILLIAM E. FISHER

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NAMED NOMINEES FOR ELECTION AS DIRECTORS.

NOMINEES FOR TERMS EXPIRING IN 2000

  THOMAS B. BARKER joined the Company in 1991 as Executive Vice President of Interactive. Mr. Barker was promoted to President and Chief Operating Officer of the Company in March 1995. Prior to joining the Company, he served as President and Chief Operating Officer of Cue Network Corp., a provider of nationwide paging and satellite data distribution services. Mr. Barker is 42 years of age.

  WILLIAM E. FISHER was appointed to the Board of Directors in 1997. Since 1993, Mr. Fisher has been director, Chairman of the Board, President and Chief Executive Officer of Transaction Systems Architects, Inc. ("TSA"), an Omaha based company which develops, markets and supports a broad line of software products and services primarily focused on facilitating electronic payments. Since 1991, Mr. Fisher has also served as Chief Executive Officer of Applied Communications, Inc., a subsidiary of TSA. Mr. Fisher is a director of BA Merchant Services, Inc. Mr. Fisher is 50 years of age.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998

  MARY E. WEST co-founded WATS and remained until December 1985. In January 1986, she and Mr. Eaden founded the Company. Mrs. West has served as Vice Chair of the Company since 1987. Mrs. West and Mr. West are wife and husband. Mrs. West is 51 years of age.

  TROY L. EADEN co-founded the Company with Mrs. West in January 1986. He has served as the principal executive of the Company since 1989 and has formally held the title of Chief Executive Officer since March 1995. Mr. Eaden was employed by WATS from May 1980 to December 1985. Mr. Eaden is 34 years of age.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999

  GARY L. WEST co-founded WATS Marketing of America ("WATS") in 1978 and remained with that company until 1985. Mr. West joined the Company in July 1987 after the expiration of a noncompetition agreement with WATS. Mr. West has served as Chairman of the Board since joining the Company. Mr. West and Mary E. West are husband and wife. Mr. West is 51 years of age.

  GREG T. SLOMA was appointed to the Board of Directors in 1997. Since 1996, Mr. Sloma has been the President and Chief Operating Officer of Data Transmission Network ("DTN"), an Omaha based provider of electronic information and communication services. Mr. Sloma served as an Executive Vice President and Chief Financial Officer of DTN prior to his promotion to his current position. Prior to joining DTN in 1993, Mr. Sloma was a tax partner with the accounting firm Deloitte & Touche. Mr. Sloma is 45 years of age.

                      BOARD OF DIRECTORS AND COMPENSATION

  Beginning immediately prior to the initial public offering of the Company in November 1996, the Board of Directors consisted of four directors: Gary L. West, Mary E. West, Troy L. Eaden and Thomas B. Barker. As described in the Restated Bylaws of the Company, the Board has authority to fix the number of Directors and to elect Directors resulting from any increase in the number of Directors. In February 1997, the Board increased the number of its members to six and elected William E. Fisher and Greg T. Sloma to fill the two vacancies on the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has established a Compensation Committee, comprised of Gary L. West, Troy L. Eaden, William E. Fisher and Greg T. Sloma (the "Compensation Committee"), which provides recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company. The Board of Directors has also established an Audit Committee, comprised of Troy L. Eaden, William E. Fisher and Greg T. Sloma, which reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also makes recommendations to the Board of Directors on the engagement of the independent accountants as well as other matters which may come before the Audit Committee or at the direction of the Board of Directors. The Board of Directors does not have a Nominating Committee.

ATTENDANCE AT MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES

  The Board of Directors met four times during the fiscal year ended December 31, 1996. Each of the directors who served during such period attended at least 75% of the aggregate number of meetings of the Board of Directors and any committee of which they were members during such period. Neither the Compensation Committee nor the Audit Committee met during the fiscal year ended December 31, 1996.

DIRECTORS' ANNUAL COMPENSATION

  During the fiscal year ended December 31, 1996, members of the Board of Directors received no directors' fees. The Company is obligated to reimburse the members of the Board of Directors for all reasonable expenses incurred in connection with their attendance at directors' meetings. No director made any claim for reimbursement in fiscal 1996. Members of the Board of Directors who are not employees of the Company will receive $2,000 per meeting plus reasonable expenses incurred in connection with their attendance at directors' meetings. Pursuant to the 1996 Stock Incentive Plan, these directors will be granted options to acquire 2,000 Common Shares as of the date of their first election to the Board of Directors (the "Initial Grant"). Each director also will be granted options to purchase 1,000 additional Common Shares as of each of the Company's annual stockholders meetings provided that such director remains a member of the Board of Directors at such time (the "Annual Grant"). The options will become vested and exercisable one year from the date such options are granted. Effective February 1, 1997, the Board adopted an amendment to the 1996 Stock Incentive Plan that increased the Initial Grant from 2,000 Common Shares to 14,000 Common Shares and increased the Annual Grant from 1,000 Common Shares to 4,000 Common Shares. The vesting schedule for such options was changed to a three year period (for the Initial Grants and Annual Grants, respectively, options for 6,000 and 1,000 Common Shares vest on the first anniversary of the date of grant and options for 4,000 and 1,500 Common Shares vest on the second and third anniversary of the date of grant).

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides certain summary information concerning compensation of the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for each of the last three fiscal years. There were no stock appreciation rights outstanding during the fiscal year ended December 31, 1996.

                                                       LONG TERM
                                          ANNUAL      COMPENSATION
                                       COMPENSATION      AWARDS
                                      --------------- ------------
                                                       SECURITIES
                                                       UNDERLYING   ALL OTHER
                               FISCAL SALARY   BONUS    OPTIONS    COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    ($)     ($)       (#)         ($)(1)
 ---------------------------   ------ ------- ------- ------------ ------------
Troy L. Eaden.................  1996  259,644       0         0       1,680
 Chief Executive Officer......  1995  234,493       0         0       2,850
 and Director.................  1994  181,262       0         0       2,205
Thomas B. Barker..............  1996  220,457 527,134   437,000       1,680
 President, Chief Operating     1995  293,284 223,845         0       2,850
 Officer and Director.........  1994  148,850 500,749         0       2,138
Nancee R. Berger..............  1996  124,212 380,836   212,800       3,070
 President--..................  1995  116,418       0         0       2,313
 Interactive Teleservices.....  1994   97,059  12,000         0       2,443
Michael M. Sturgeon...........  1996  350,000  23,479    91,200       3,470
 Executive Vice President--...  1995  350,000 193,845         0       2,850
 Sales and Marketing..........  1994   75,000 122,880         0       2,171
Lee O. Waters ................  1996  186,868 111,708   152,000       1,680
 Executive Vice President--...  1995   97,543 158,088         0           0
 Operator Services Division...  1994   63,575       0         0           0

--------
(1) These amounts, if any, reflect matching contributions made by the Company on behalf of each Named Executive Officer pursuant to the Company's Employee 401(k) Retirement Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

  The following table sets forth options granted to the Named Executive Officers. The Company did not issue stock appreciation rights in fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   GRANT DATE
                                            INDIVIDUAL GRANTS                        VALUE(1)
                         -------------------------------------------------------- -------------
                         NUMBER OF
                         SECURITIES
                         UNDERLYING   % OF TOTAL
                          OPTIONS   OPTIONS GRANTED EXERCISE OR                    GRANT DATE
                         GRANTED(2)  TO EMPLOYEES   BASE PRICE     EXPIRATION     PRESENT VALUE
          NAME              (#)     IN FISCAL YEAR    ($/SH)          DATE             ($)
          ----           ---------- --------------- ----------- ----------------- -------------
Troy L. Eaden...........     0             0            N/A            N/A             N/A
Thomas B. Barker........  437,000        12.14        $18.00    November 27, 2006   3,738,887
Nancee R. Berger........  212,800         5.91        $18.00    November 27, 2006   1,820,675
Michael M. Sturgeon.....   91,200         2.53        $18.00    November 27, 2006     780,289
Lee O. Waters...........  152,000         4.22        $18.00    November 27, 2006   1,300,482

--------
(1) The fair value of the stock options was estimated at the date of grant using the Black-Scholes pricing model. The calculation was based on a risk-free interest rate of 6.5%, no dividend yield, expected volatility of 40%, and an expected life of 5.5 years.
(2) The options will vest and become exercisable at a rate of 5% on and after the first anniversary of the date of grant, an additional 5% on the second and third anniversary of the date of grant, an additional 10% on each of the fourth, fifth, sixth, seventh and eighth anniversary of the date of grant, 15% on the ninth anniversary of the date of grant and the final 20% on the tenth anniversary of the date of grant. However, upon a change of control, all options will become fully vested.

  The following table sets forth the number of shares covered by options held by Messrs. Barker, Sturgeon, and Waters and Ms. Berger, the members of the Named Executive Officers who held options in 1996, and the value of the options as of December 31, 1996. None of the options were exercisable in 1996.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUE(1)
    --------------------------------------------------------------------------
                         NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTIONS
                                 FISCAL YEAR-END                   AT FISCAL YEAR-END
                                       (#)                                 ($)
                         -----------------------------------    -------------------------
          NAME            EXERCISABLE       UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
          ----           --------------    -----------------    ----------- -------------
Thomas B. Barker........       N/A              437,000             N/A       2,075,750
Michael M. Sturgeon.....       N/A               91,200             N/A         433,200
Nancee R. Berger........       N/A              212,800             N/A       1,010,800
Lee O. Waters...........       N/A              152,000             N/A         722,000

--------
(1) Based on a closing price of $22.75 per Common Share on December 31, 1996, all of the options were in the money at fiscal year end.

EMPLOYMENT AGREEMENTS

  Pursuant to an employment agreement dated as of June 30, 1991, Mr. Eaden's salary and bonus are determined annually by the Board of Directors. Mr. Eaden's employment shall terminate upon certain events including Mr. Eaden's death or disability, the sale of all or substantially all of the assets of the Company, termination of employment by the Company for cause or without cause, or Mr. Eaden's resignation. Upon termination of employment for any reason, the Company shall pay Mr. Eaden all salary through the date of termination, together with any bonuses declared by the Board of Directors with respect to Mr. Eaden's services prior to the effective date of termination. Mr. Eaden also agrees, for a period of two years following the termination of his employment, not to engage in any business competing for the customers or accounts of the Company and not to induce or attempt to induce any person employed by the Company at the time of Mr. Eaden's termination to leave his employment or agency with the Company.

  Thomas B. Barker, Nancee R. Berger, Michael M. Sturgeon and Lee O. Waters serve the Company pursuant to employment agreements dated as of January 1, 1996 for Mr. Barker, January 1, 1996 for Ms. Berger, March 17, 1997 for Mr. Sturgeon and June 25, 1996 for Mr. Waters (collectively referred to as the "Effective Date"). The initial term of each of these agreements is two years. Each agreement will be automatically renewed, subject to prior termination, for successive one-year periods on the second anniversary of the respective Effective Date and each anniversary thereafter unless either party gives notice of non-renewal. These agreements provide, respectively, for the employment of Mr. Barker as President and Chief Operating Officer of the Company, for Ms. Berger as the President--Interactive Teleservices of the Company, for Mr. Sturgeon as Executive Vice President--Sales and Marketing and for Mr. Waters as Executive Vice President--Operator Services Division. Under the respective agreements, Mr. Barker's base salary is $200,000 per year, Ms. Berger's base salary is $140,000 per year, Mr. Sturgeon's base salary is $200,000 per year, and Mr. Water's base salary is $150,000 per year. The agreements also provide for an annual bonus determined at the discretion of the Board of Directors. In the event of death, termination for cause or without cause or resignation, the Company will pay any salary earned through the date of termination, any bonus earned at the end of the month immediately preceding the date of termination and all vested benefits, if any, as of the date of termination. In the event of a termination without cause or resignation, the employment agreements provide for the executive to remain as a consultant to the Company for at least twenty-four months following termination of employment. If the employee is terminated for cause, the Company, in its sole discretion, may elect to retain such executive as a consultant. During the consulting period, the executive will only be paid his annual base salary.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee (the "Compensation Committee") of the Board of Directors. The Compensation Committee is currently composed of two non-employee directors and two employee directors. The Compensation Committee approves compensation objectives and policies as well as compensation plans and specific compensation levels for all executive officers. Prior to the initial public offering of the Company, compensation of the Company's executive officers was determined by Mr. Eaden. Thereafter, the Company formed the Compensation Committee in order to administer the executive compensation program for the fiscal year ending December 31, 1997. Notwithstanding the formation of the Compensation Committee, the entire Board of Directors approves grants of options and material modifications to the 1996 Stock Incentive Plan.

  The Compensation Committee seeks to provide a total compensation package that will motivate and retain key employees. The Compensation Committee also seeks to provide incentives to achieve short- and long-term business objectives that will enhance the value of the Common Shares. When determining compensation amounts, the Compensation Committee considers (1) the base salary levels of executives with similar responsibilities in companies in a similar line of business, (2) the executive's experience in his or her position at the Company and in the line of business as well as his or her performance over a sustained period of time, and (3) the historical and projected financial performance of the Company and the particular division associated with the executive. An analysis of the financial performance includes a review of such measures as revenues, operating margin, net income, return on stockholders' equity, return on revenues, and total market value. The Compensation Committee makes a subjective determination based upon a collective consideration of all such factors.

  Compensation for the Named Executive Officers for the fiscal year ended December 31, 1996 was comprised of three components; base salary, cash bonuses and long-term incentive compensation. The base salary of the Chief Executive Officer was determined by the Board of Directors. The base salary of the other Named Executive Officers was determined through contracts which are discussed under the caption "Employment Agreements."

  The Compensation Committee has based bonuses for executive officers on the attainment of financial targets set forth in formulas described in each of their employment agreements. The formulas are individually tailored to motivate the particular executive in accordance with his or her position, his or her prior performance and the potential impact he or she could have on the growth of sales and profit for the Company and the division with which he or she is associated. For the fiscal year ended December 31, 1996, the results of the Company and of the applicable individual divisions met the minimum objectives set forth in each of the executive's employment agreements, and accordingly each received a cash bonus.

  Long-term incentive compensation opportunities are provided through grants of stock options, stock appreciation rights, restricted stock awards, phantom stock unit awards, performance share unit awards and other stock bonus awards under the 1996 Stock Incentive Plan. All grants are made at exercise prices which are at least equal to the fair market value of the Common Shares on the date of grant in order that executives can gain only when stockholders gain. In making grants under the plan for fiscal 1996, the Board of Directors considered an employee's position with the Company and relevant responsibilities, service, individual and Company performance and the anticipated length of future service. Stock options were granted to Messrs. Barker, Sturgeon and Waters and Ms. Berger for the fiscal year ended December 31, 1996.

  The Compensation Committee believes that the role of the Chief Executive Officer is particularly important in reaching corporate objectives and accordingly reviews Mr. Eaden's compensation package annually. For the fiscal year ended December 31, 1996, Mr. Eaden received a base salary of $259,644. Mr. Eaden did not receive a cash bonus during 1996 and did not participate in the 1996 Stock Incentive Plan.

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to each of the corporation's Chief Executive Officer and four other most highly compensated executive officers, except to the extent such compensation qualifies as "performance-based." Based on information currently available, the Compensation Committee believes that all compensation arrangements that could potentially result in the compensation of any named executive officer exceeding $1 million will qualify as performance-based and that all compensation paid to the Company's named executive officers will be fully deductible. Provided that other Company objectives are met, the Company intends to structure future incentive compensation arrangements for its named executive officers in a manner that will allow such compensation to be fully deductible for Federal income tax purposes.

                                          The Compensation Committee:
                                          Troy L. Eaden
                                          William E. Fisher
                                          Greg T. Sloma
                                          Gary L. West

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee is presently composed of Troy L. Eaden, Gary L. West, William E. Fisher and Greg T. Sloma. During the fiscal year ended December 31, 1996, the Company did not have a compensation committee of the Board of Directors, and during such time Troy L. Eaden made all executive officer compensation decisions.

PERFORMANCE GRAPH

  The following performance graph compares the Company's cumulative total stockholder return for the period since its initial public offering with the cumulative total return of the S&P 500 Index and a composite group of companies (the "Composite Index"), in each case assuming an investment of $100 on November 26, 1996 and the accumulation and reinvestment of dividends through December 31, 1996. The Composite Index consists of companies that provide outsourced teleservices and is comprised of the following companies:
APAC Teleservices, Inc., ATC Communications Group Inc., ICT Group Inc., Precision Response Corp, RMH Teleservices Inc., Sitel Corporation, Telespectrum Worldwide Inc. and Teletech Holdings, Inc. The total stockholder return for each company in the Composite Index has been weighted according to its market capitalization.


THIS PAGE CONTAINS A LINE GRAPH IN WHICH THE Y AXIS REPRESENTS DOLLARS AND THE
X AXIS REPRESENTS DATES BEGINNING WITH NOVEMBER 26, 1996. THE VALUES ARE LISTED ON THE FOLLOWING TABLE:


                    COMPARISON OF CUMULATIVE TOTAL RETURN*

          WEST TELESERVICES CORP.         COMPOSITE INDEX         S & P 500
11/26/96           100                          100                  100
12/31/96           126                           84                   98

*  ASSUMES $100 INVESTED ON NOVEMBER 26, 1996.
   TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.
   TOTAL RETURN BASED ON MARKET CAPITALIZATION


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and stockholders holding more than ten percent of the Common Shares to file reports of holdings and transactions in the Common Shares with the SEC. Officers, directors and greater than ten percent stockholders are required by the SEC to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 1996, except that each of Gary L. West, Mary E. West, Troy L. Eaden, Thomas B. Barker, Michael A. Micek, Nancee R. Berger, John W. Erwin, Lee O. Waters, Mark V. Lavin, Joseph L. Bradley and Diane K. Ferris did not file a Form 3 on a timely basis and John W. Erwin did not file a Form 4 on a timely basis for one acquisition of Common Shares.

                    CERTAIN TRANSACTIONS AND RELATIONSHIPS

  On November 25, 1996, each of the stockholders of West Telemarketing Corporation, West Interactive Corporation and West Telemarketing Corporation Outbound (the "West Affiliates") exchanged the capital stock of such company owned by such stockholder for Common Shares pursuant to a reorganization such that each of the foregoing companies became wholly owned subsidiaries of the Company. Before the Company's initial public offering, each of the West Affiliates had made periodic distributions to its existing stockholders in amounts approximately equal to the stockholders' corresponding tax liabilities associated with each company's earnings plus amounts representing a portion of retained earnings. The West Affiliates made aggregate distributions of approximately $81.443 million for the year ended December 31, 1996. The Company paid $44.879 million of such distributions with notes payable to the stockholders. The Company repaid these stockholder notes after the consummation of the initial public offering in November 1996.

  The Company leases a building located at 9910 Maple Street, Omaha, Nebraska, which houses its corporate headquarters. The building has 42,000 square feet of leasable space and is situated on a parcel of land of approximately 4.4 acres. This building is owned by 99-Maple Partnership, a partnership owned and controlled by Gary L. West, the Company's Chairman of the Board, and Mary E. West, the Company's Vice Chair of the Board and Secretary. This lease commenced on April 1, 1988, and was renewed on September 1, 1994, for a term of ten years. For the period commencing September 1, 1996, and ending August 31, 1997, the rent is $59,600 per month, which rent increases each year thereafter at a rate of approximately six percent. For the period commencing September 1, 2003, and ending August 31, 2004, the rent will be $89,635 per month. In addition to payment of rent, the Company is obligated to pay all taxes, insurance and maintenance pertaining to the building.

  The Company, Gary L. West, Mary E. West, Troy L. Eaden and each of the former stockholders of the West Affiliates entered into a Registration Rights Agreement (the "Registration Rights Agreement") as of November 25, 1996, which, among other things, provides that upon the request of the Wests or Mr. Eaden, the Company will register under the Securities Act of 1933, as amended, any of the Common Shares currently held by or acquired in the future by the foregoing (a "Demand Registration"). The Wests, collectively, and Mr. Eaden, individually, each will have the right to request four Demand Registrations. Each of the foregoing and each of the seven other former stockholders of the West Affiliates will have the right, which may be exercised at any time and from time to time in the future, to include the Common Shares held by him or her in certain other registrations.

  West Telemarketing Insurance Agency, Inc. ("West Insurance") is a Texas corporation which is wholly-owned by John W. Erwin, the Company's President of Direct Teleservices. West Insurance is a licensed insurance agency formed in June 1996 under the laws of Texas to service a client of West Telemarketing Corporation Outbound in the insurance industry. These arrangements are set forth in a Personnel Company Subscriber Service Agreement, dated as of November 12, 1996. West Telemarketing Corporation Outbound pays hourly fees to West Insurance for its agents' services, which fees have averaged since July 1, 1996 approximately $162,420 per month. Neither West Insurance nor Mr. Erwin has made any profit in connection with this arrangement and neither is expected to do so in the future. Mr. Erwin entered into a Stock Redemption Agreement, dated April 9, 1996, with Gary L. West, Mary E. West and Troy L. Eaden restricting the transfer of his West Insurance stock and providing for the option by the Wests and Mr. Eaden to acquire his West Insurance stock in the event of his death, disability or termination of employment with West Insurance or at any other time they desire. This Stock Redemption Agreement was assigned to the Company by the Wests and Mr. Eaden, effective upon the closing of the Company's initial public offering pursuant to an Assignment and Assumption Agreement, dated as of November 12, 1996.

  West Telemarketing Corporation sold its 12.5% undivided interest in an aircraft to Troy L. Eaden, a director and the Company's Chief Executive Officer, pursuant to a Bill of Sale and Assignment dated October 30, 1996, for $642,208. This price was determined by Michael A. Micek, Chief Financial Officer of the Company, and represents the value of the asset as it was carried on the financial statements of the Company. West Telemarketing Corporation purchased the interest for $755,000 from Executive Jet Sales, Inc. pursuant to a Purchase Agreement, dated March 14, 1996.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Deloitte & Touche llp ("Deloitte & Touche") to be the Company's auditors for the fiscal year ending December 31, 1997 and recommends to stockholders that they vote for ratification of that appointment. Deloitte & Touche served in this capacity for the fiscal year ended December 31, 1996. Its representative will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions. The appointment of auditors is approved annually by the Board and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the audit scope, the types of nonaudit services, and the estimated fees for the coming year. The committee also reviews and approves proposed nonaudit services to ensure that they will not impair the independence of the accountants.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

              ADOPTION OF THE 1997 EMPLOYEES STOCK PURCHASE PLAN

  The Board of Directors believes that it would be in the best interests of the Company to give employees a greater stake in the Company through increased stock holdings and accordingly recommends adoption of the 1997 Employees Stock Purchase Plan (the "Purchase Plan"). The following summary describes the Purchase Plan. This summary is qualified in its entirety by reference to the specific provisions of the Purchase Plan, the full text of which was filed with the SEC along with this Proxy Statement.

GENERAL

  If approved by the Company's stockholders, the Purchase Plan will become effective July 1, 1997. 2,000,000 of authorized Common Shares have been reserved for issuance under the Purchase Plan. The Purchase Plan will have a duration of five years, subject to earlier termination by the Board of Directors.

ADMINISTRATION

  The Purchase Plan will be administered by the Compensation Committee or a committee composed of senior management. The Purchase Plan may be amended by the Board of Directors but may not be amended, without prior stockholder approval, to the extent required by Section 423 of the Code. The proceeds of the sale of stock and of administrative fees received under the Purchase Plan will constitute general funds of the Company and may be used by it for any purpose. The Purchase Plan provides for proportionate adjustments to reflect stock splits, stock dividends or other changes in the capital stock.

PURCHASE OF COMMON SHARES

  The Purchase Plan permits employees to purchase Common Shares through payroll deductions during five consecutive annual offerings, beginning July 1, 1997. Eligible employees on each offering date may purchase full or fractional shares through payroll deductions of up to 10% of compensation, but in no event can more than $25,000 worth of Common Shares be purchased in a calendar year. The price an employee pays is 100% of the fair market value of the Common Shares on the date of grant. Common Shares for the Purchase Plan may be either shares purchased in the open market, or authorized and unissued shares. Eligibility will be extended to all regular and certain other employees of the Company and of its subsidiaries, as defined in the Purchase Plan.

WITHDRAWAL

  A participant may withdraw from participation in the Purchase Plan by written notice to the Company at any time prior to the last business day of an offering period, in which event the Company will promptly refund without interest the entire balance of their deductions not previously used to purchase Common Shares under the Purchase Plan. After such withdrawal, a participant's option for the offering period is automatically terminated and no further payroll deductions may be made during the course of such offering period. If a participant withdraws from the Plan during an offering period, he or she may not resume participation until the next offering period. A participant may resume participation for any subsequent offering period by delivering to the Company a new subscription agreement at least ten business days prior to the date of enrollment for such offering period. Termination of employment cancels the participant's right to continue in the Purchase Plan.

LIMITATION

  No person shall be granted options which permit his right to purchase Common Shares under the Purchase Plan and any other similar stock purchase plans of the Company or any of its subsidiary corporations to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at date of grant) for each calendar year in which such options are at any time outstanding.

MARKET VALUE

  The market value of the Common Shares as of April 11, 1997 was $14.25 per share.

FEDERAL TAX CONSEQUENCES

  The following is a brief discussion of the Federal income tax consequences of transactions under the Purchase Plan based on the Code. The Purhcase Plan is not qualified under Section 401(a) of the Code. This discussion does not address all aspects of Federal income taxation and does not describe state or local tax consequences.

  Under Section 423(a) of the Code, the transfer of a Common Share to a participant pursuant to the Plan is entitled to the benefits of Section 421(a) of the Code. Under that Section, a participant will not be required to recognize income at the time the option is granted (the "Enrollment Date") or at the time the option is exercised (the "Exercise Date").

  In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 423(a) requires that the participant make no disposition of the shares acquired during an offering period within two years from the Enrollment Date nor within one year from the Exercise Date of the offering period.

  If a Participant disposes of Common Shares acquired pursuant to the Purchase Plan before the expiration of the holding period requirements set forth above (a "disqualifying disposition"), the participant will realize, at the time of the disposition, "ordinary income" to the extent the fair market value of the Common Shares on the Exercise Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Shares on the Exercise Date and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant's holding period in the Common Shares. The amount treated as "ordinary income" may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. At the time of such disqualifying disposition, the Company will be entitled to deduct an amount in the determination of its taxable income equal to the amount taken into "ordinary income" by the Participant.

  The Company will not be entitled to any deduction in the determination of its taxable income with respect to the Purchase Plan, except in connection with a disqualifying disposition as discussed below.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

REQUIRED VOTE

  The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally at the Annual Meeting is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

  A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). The affirmative vote by the holders of the majority of the Common Shares present in person or represented by proxy and entitled to vote on the matter is required to approve any other matter to be acted upon at the Annual Meeting. For purposes of determining whether a matter has received the required number of votes for approval, abstentions will be included in the vote totals with the result that an abstention has the same effect as a negative vote. A "broker non-vote" will not be included in the vote totals and, therefore, will have no effect on the vote.

STOCKHOLDER PROPOSALS

  Stockholders who intend to present proposals at the 1998 annual meeting of stockholders, and who wish to have such proposals included in the Company's Proxy Statement for the 1998 annual meeting of stockholders, must ensure that such proposals are received by the Secretary of the Company at 9910 Maple Street, Omaha, Nebraska 68134, not later than December 14, 1997. In the event that the 1998 annual meeting of stockholders is called for a date that is not within thirty (30) days before or after May 14, 1998, in order to be timely, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's Proxy Statement for the 1998 annual meeting of stockholders. Any stockholder interested in making a proposal is referred to Article II Section 11 of the Company's Restated Bylaws.


SOLICITATION OF PROXIES AND OTHER MATTERS

  At the date this Proxy Statement went to press, management does not know of any other matters to be brought before the Annual Meeting other than those referred to above. If any matter should be presented at the Annual Meeting upon which a vote properly may be taken, the Common Shares represented by the proxy will be voted at the discretion of the person or persons holding such proxy. The entire cost of soliciting management proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally by directors, officers or regular employees of the Company, who will not be compensated for their services. Management of the Company intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Shares held of record by such persons and entities.

  The Company will provide to any stockholder a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 or the Purchase Plan, free of charge upon written request to its Secretary at 9910 Maple Street, Omaha, Nebraska 68134.

                                          Troy L. Eaden
                                          Chief Executive Officer

Dated: April 17, 1997

                                                                     APPENDIX A

                      1997 EMPLOYEES STOCK PURCHASE PLAN

                          ARTICLE I.  PURPOSE OF PLAN

  The purpose of this Plan is to provide employees a continued opportunity to purchase shares of the Common Stock, par value $.01 per share of West TeleServices Corporation (the "Common Shares"), through annual offerings to be made during the five-year period commencing July 1, 1997.

                          ARTICLE II.  ADMINISTRATION

  The Plan shall be administered by the Compensation Committee or such other Committee that may be appointed by the Board of Directors from members of senior management. The Committee shall have authority to make rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive. Unless prohibited by law, the Committe may, at its discretion, decrease (but not increase) the limitations set forth at Sections 6.01(a), 6.02 and 8.02 hereof.

                           ARTICLE III.  ELIGIBILITY

  Except as provided below, all employees of the Corporation or its subsidiaries who are eligible to participate in the West Telemarketing Corporation Employee 401-K Retirement Plan and Trust Agreement, as from time to time amended, shall be eligible to participate in the Plan but without giving effect to the restriction on persons under the age of 21 contained therein; provided, however, that each of such employees must have completed at least twenty (20) hours of service per week for a one-year period. No employee may be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code") shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

                             ARTICLE IV. OFFERINGS

  The Plan shall be implemented by consecutive offering periods until terminated in accordance with Article XXIV of the Plan. Each offering period shall be 12 months in duration, during which (or during such portion thereof as an employee may elect to participate) the amounts received as compensation by an employee shall constitute the measure of such of the employee's participation in the offering as is based on compensation; provided, however, the first offering period shall commence on the first trading day after July 1, 1997 and ending on or prior to June 30, 1998.

                           ARTICLE V. PARTICIPATION.

  An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization to the employee's appropriate payroll location. The form will authorize a regular payroll deduction from the employee's compensation, and must specify the date on which such deduction is to commence, which may not be retroactive.

                            ARTICLE VI. DEDUCTIONS.

  SECTION 6.01. PAYROLL DEDUCTION ACCOUNTS

  (a) The Corporation shall maintain payroll deduction accounts for all participating employees. With respect to any offering made under this Plan, an employee may authorize a payroll deduction of a whole percentage (up to a maximum of 10%) of the compensation the employee receives on each payday during the offering period (or during such portion thereof in which the employee may elect to participate).

  (b) All payroll deductions made for a participant shall be credited to his account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

  (c) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan is disposed of, the participant must make adequate provisions for the Corporation's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares. At any time, the Corporation may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Corporation to meet applicable withholding obligations, including any withholding required to make available to the Corporation any tax deductions or benefits attributable to sale or early disposition of Common Shares by the employee.

  SECTION 6.02  LIMITATION

  No employee may be granted an option that permits his or her rights to purchase stock under this Plan, and any other stock purchase plan of the Corporation and its subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the date such option is granted) for each calendar year in which the option is outstanding at any time.

                        ARTICLE VII. DEDUCTION CHANGES.

  An employee may increase or decrease the employee's payroll deduction by filing a new payroll deduction authorization at any time during an offering period. The change may not become effective sooner than the next pay period after receipt of the authorization.

                       ARTICLE VIII. PURCHASE OF SHARES.

  SECTION 8.01 GRANT OF OPTION

  Each employee participating in any offering under this Plan shall be granted an option, upon the effective date of such offering, for as many full and fractional Common Shares as the participating employee may elect to purchase with up to 10% of the compensation received during the specified offering period (or during such portion thereof as the employee may elect to participate), to be paid by payroll deductions during such period.

  SECTION 8.02 LIMITATION ON NUMBER OF SHARES

  Notwithstanding the foregoing, in no event shall the number of shares purchased by an employee during an offering period exceed 1,000 shares.

  SECTION 8.03 PURCHASE PRICE

  The purchase price for each share purchased shall mean an amount equal to 100% of the Fair Market Value of a share of Common Shares on the date of grant. As of the last day of the last pay period during any offering, the account of each participating employee shall be totaled, and, unless the participating employee has withdrawn as provided in Article XIII hereof, the employee shall be deemed to have exercised an option to purchase one or more full or fractional shares at the then-applicable price; the employee's account shall be charged for the amount of the purchase; and ownership of such share or shares shall be appropriately evidenced on the books of the Corporation. If at the end of the offering the fair market value of the Common Shares subject to the option is less than 100% of the fair market value at the date of grant, then such option shall not be deemed exercised and the payroll deductions made with respect to such option shall be applied to the next offering unless the employee elects to have the payroll deductions withdrawn from the Plan and returned to the employee pursuant to Article XIII. Additional shares covered by the employee's option shall be purchased in the same manner, as of the last day of each subsequent pay period during the offering period. A participating employee may not purchase a share under any offering period beyond 12 months from the effective date thereof. Any balance remaining in an employee's payroll deduction account at the end of an offering period will be carried forward to the next offering period.

                ARTICLE IX. EMPLOYEE ACCOUNTS AND CERTIFICATES.

  Upon purchase of one or more full or fractional shares by a Plan participant pursuant to Article VIII hereof, the Corporation shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request for full shares and also when necessary to comply with transaction requirements outside the United States. To request certificates, employees may call the Company's Investment Relations officer. In the event a participant terminates his or her account, any fractional share held in the account will be paid to the participant in cash.

                      ARTICLE X. REGISTRATION OF SHARES.

  Shares may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, the employee may designate a beneficiary pursuant to Article XVI.

                            ARTICLE XI. DEFINITIONS

  SECTION 11.01. BOARD

  The term "Board" means the Board of Directors of the Corporation.

  SECTION 11.02 CODE

  The term "Code" means the Internal Revenue Code of 1986, as amended.

  SECTION 11.03 COMMITTEE

  The term "Committee" shall have the meaning set forth at Article II hereof.

  SECTION 11.04 COMMON SHARES

  The term "Common Shares" means the common stock of the Corporation.

  SECTION 11.05 CORPORATION

  The term "Corporation" means West TeleServices Corporation, a Delaware corporation.

  SECTION 11.06 EXCHANGE ACT

  The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  SECTION 11.07 FAIR MARKET VALUE

  The term "Fair Market Value" means, as of any date, the value of Common Shares determined as follows:

    (a) If the Common Shares is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), its Fair Market Value shall be the average of the high and low sale price for the Common Shares (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

    (b) If the Common Shares is quoted on NASDAQ (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the average of the closing bid and asked prices for the Common Shares on the date of such determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

    (c) In the absence of an established market for the Common Shares, the Fair Market Value thereof shall be determined in good faith by the Committee.

  SECTION 11.08 PLAN

  The term "Plan" means this Employees Stock Purchase Plan.

  SECTION 11.09 RESERVES

  The term "Reserves" means the number of Common Shares covered by each option under the Plan which have not yet been exercised and the number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option.

  SECTION 11.10 RULE 16B-3

  The term "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor provision.

  SECTION 11.11 SUBSIDIARY

  The term "subsidiary" means a subsidiary of the Corporation within the meaning of Section 424(f) of the Code and the regulations promulgated thereunder.

  SECTION 11.12 TRADING DAY

  The term "Trading Day" means a day on which the Common Shares (i) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (ii) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of such security.

                     ARTICLE XII. RIGHTS AS A STOCKHOLDER.

  None of the rights or privileges of a stockholder of the Corporation shall exist with respect to shares purchased under this Plan unless and until such shares shall have been appropriately evidenced on the books of the Corporation.

             ARTICLE XIII. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the last business day of an offering period by giving written notice to the Corporation. All of the participant's payroll deductions credited to his account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period. If a participant withdraws from the Plan during an offering period, he may not resume participation until the next offering period. He may resume participation for any other offering period by delivering to the Corporation a new subscription agreement at least ten (10) days prior to such offering period.

  Upon a participant's ceasing to be an employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the offering period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Article XVI hereof, and such participant's option will be automatically terminated.

  A participant's withdrawal from an offering period will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Corporation.


                            ARTICLE XIV. INTEREST.

  No interest or other increment shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

                              ARTICLE XV. STOCK.

  The Common Shares to be sold to participants under the Plan may, at the election of the Corporation, be either treasury shares or authorized but previously unissued Common Shares. The maximum number of Common Shares which shall be made available for sale under the Plan shall be 2,000,000 shares, subject to adjustment upon changes in capitalization of the Corporation as provided in Article XXI hereof. If on a given exercise date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

                   ARTICLE XVI. DESIGNATION OF BENEFICIARY.

  A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the date on which the option is exercised but prior to delivery to such participant of such shares or cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option.

  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Corporation shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

                          ARTICLE XVII. USE OF FUNDS.

  All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose, and the Corporation shall not be obligated to segregate such payroll deductions.

                            ARTICLE XVIII. REPORTS.

  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating employees within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

                     ARTICLE XIX. RIGHTS NOT TRANSFERABLE.

  Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

           ARTICLE XX. APPLICATION OF FUNDS AND ADMINISTRATIVE FEES.

  All funds received or held by the Corporation under this Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan. Initially, the fee shall be $10 per participating employee per offering period.


     ARTICLE XXI. ADJUSTMENTS IN CASE OF CHANGES AFFECTING COMMON SHARES.

SECTION 21.01 CHANGES IN CAPITALIZATION

  Subject to any required action by the stockholders of the Corporation, the Reserves as well as the price per share of Common Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

  SECTION 21.02 DISSOLUTION OR LIQUIDATION.

  In the event of the proposed dissolution or liquidation of the Corporation, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

  SECTION 21.03. MERGER OR ASSET SALE.

  In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation ("Transaction"), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution to terminate all outstanding options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to options (determined at the date to the Transaction) over the purchase price thereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Shares for each share of Common Shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Shares in the sale of assets or merger.

  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Shares covered by each outstanding option, in the event the Corporation effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Shares, and in the event of the Corporation being consolidated with or merged into any other corporation.

                    ARTICLE XXII. DISPOSITION RESTRICTION.

  Subject to approval of the Internal Revenue Service, the Committee will amend the Plan, effective after giving at least one month's written notice to participating employees, to provide for a holding period of up to one year following the purchase of each share under the Plan, with the disposition of such share during the offering period in which it was acquired resulting in suspension of the participant from further Plan participation for a period not extending beyond the end of the first offering period that begins after the date of the disposition; provided that the issuance of a stock certificate may be treated as a disposition for this purpose; and provided further that a participant shall not be so suspended if the disposition is required by legal process.

                     ARTICLE XXIII. AMENDMENT OF THE PLAN.

  The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, to the extent necessary to comply with
Section 423 of the Code, the Corporation shall obtain the approval of a majority of the shares of stock of the Corporation then issued and outstanding and entitled to vote.

                    ARTICLE XXIV. TERMINATION OF THE PLAN.

  This Plan and all rights of employees under any offering hereunder shall terminate:

    (a) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair, or

    (b) at any time, at the discretion of the Board of Directors.

  No offering hereunder shall be made which shall extend beyond June 30, 2002.

                    ARTICLE XXV. GOVERNMENTAL REGULATIONS.

  The Corporation's obligation to sell and deliver Common Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

                     ARTICLE XXVI. RULE 16B-3 LIMITATIONS.

  The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 thereunder. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                            ARTICLE XXVII. NOTICES.

  All notices or other communications by a participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

              ARTICLE XXVIII. CONDITIONS UPON ISSUANCE OF SHARES.

  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

  As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned applicable provisions of law.

                     ARTICLE XXIX. PLAN SHARES PURCHASES.

  Purchases of outstanding shares may be made pursuant to and on behalf of this Plan, upon such terms as the Corporation may approve, for delivery under this Plan.

                         WEST TELESERVICES CORPORATION
                               9910 Maple Street
                             Omaha, Nebraska 68134

          This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Gary L. West, Mary E. West and Troy L. Eaden, and each of them, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned is entitled to vote at the 1997 Annual Meeting of the Stockholders of West TeleServices Corporation to be held at the Marriott Hotel, 10220 Regency Circle, Omaha, Nebraska on Wednesday, May 14, 1997 at 9:00 a.m., Central Daylight Time, or at any adjournment or postponement thereof, as designated on the reverse side hereof.


                              (change of address)


                    --------------------------------------

                    --------------------------------------

                    --------------------------------------


                  [UP ARROW] FOLD AND DETACH HERE [UP ARROW]

   Please mark your
X  votes as in this
   example.

This proxy when executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the nominees in proposal 1 and FOR proposals 2 and 3.

--------------------------------------------------------------------------------
         The Board of Directors recommends a vote FOR the nominees in proposal 1 and FOR proposals 2 and 3.
--------------------------------------------------------------------------------
        FOR ALL NOMINEES    WITHHOLD AUTHORITY TO VOTE
1. Election of                                             Thomas B. Barker
   Directors                                               William E. Fisher
   (See reverse)

For, except vote withheld from the following nominee(s):
                                                           Change of Address
                                                           on Reverse Side

---------------------------------------------------------


                                              FOR    AGAINST   ABSTAIN
2. Ratification of appointment of
   Deloitte & Touche L.L.P. as auditors


3. Adoption of the 1997 Employee
   Stock Purchase Plan


4. In accordance with their discretion,
   upon all other matters that may properly
   come before said Annual Meeting and
   any adjournment thereof.
--------------------------------------------------------------------------------
         The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

         Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



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            SIGNATURE(S)                                  DATE


                  [UP ARROW] FOLD AND DETACH HERE [UP ARROW]